UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

SILO PHARMA, INC.

(Name of registrant in its charter)

Delaware	000-54872	27-3046338
(State or jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

560 Sylvan Ave, Suite 3160

Englewood Cliffs NJ 07632

(Address of principal executive offices)

(718) 400-9031

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2021, the Compensation Committee of the Board of Directors (the “Board”) of Silo Pharma, Inc. (the “Company”), approved and authorized compensation, as described below, to its non-employee directors to enable the Company to attract and retain qualified non-employee directors and in consideration of their service to the Company (the “Non-Employee Director Compensation”). The Board approved the following cash payments and option grants under the Non-Employee Director Compensation: (1) each non-employee director receives a cash retainer fee of $25,000 and a 5-year option to purchase $25,000 worth of common stock (177,233 shares) with an exercise price of $0.1460, vesting over the course of one year with 100% vesting on the one-year anniversary from the date of grant; (2) the Audit Committee Chair receives (in addition to the compensation set forth in (1) above) an additional cash fee of $12,500 and (3) the Compensation Committee Chair receives (in addition to the compensation set forth in (1) above) an additional cash fee of $7,500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: January 4, 2022	By:	/s/ Eric Weisblum
Eric Weisblum,
Chief Executive Officer

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